UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2003

WILLIAMS CONTROLS, INC.
(Exact name of Company as specified in its charter)

Delaware	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14100 S.W. 72nd Avenue, Portland, OR 97224
(Address of Principal Executive Offices)

(503) 684-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

Williams Controls, Inc. (“Williams”) through its wholly owned subsidiary ProActive Acquisition Corporation (“ProActive”) entered into an Asset Purchase Agreement with Teleflex Incorporated and its subsidiary Teleflex Automotive Incorporated (“Teleflex”) on September 30, 2003, whereby Williams through ProActive agreed to sell to Teleflex substantially all of their assets used to manufacture the passenger car and light truck electronic throttle control (“ETC”) products. The sold assets included accounts receivable, inventories, deposits, prepaid expenses, and property, plant and equipment. Certain Williams patent agreements were licensed to Teleflex and certain Teleflex patent agreements were licensed to Williams. These licenses are described in the Intellectual Property Agreement included as an exhibit in the Asset Purchase Agreement. In addition, Teleflex assumed certain liabilities such as accounts payable and accrued expenses as described in the Asset Purchase Agreement, which is attached to this Form 8-K as Exhibit 2.1.

After applying the adjustments specified in the Asset Purchase Agreement at the closing, the net purchase price for the assets sold and liabilities assumed was $6.4 million. The net proceeds of this transaction were received on October 1, 2003. The net proceeds of the sale were used to reduce outstanding bank debt and for other corporate purposes.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information.

(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003.

(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended June 30, 2003.

(iii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2002.

(iv)	Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statements of Operations.

(c)	Exhibits.

2.1	Asset Purchase Agreement dated September 30, 2003 by and among Williams Controls, Inc., ProActive Acquisition Corporation, Teleflex Incorporated, and Teleflex Automotive Incorporated.

99.1	Williams Controls, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003; Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended June 30, 2003; Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2002; and Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statements of Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

WILLIAMS CONTROLS, INC.
Date: December 09, 2003	By:	/s/ DENNIS E. BUNDAY Dennis E. Bunday Chief Financial Officer

EXHIBIT 99.1

WILLIAMS CONTROLS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AND STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed consolidated financial statements as of and for the nine months ended June 30, 2003 and for the year ended September 30, 2002 have been derived from the historical financial statements of Williams Controls, Inc. and subsidiaries (“Williams”) to give effect to the sale of substantially all assets related to the manufacturing of its passenger car and light truck electronic throttle control products. The passenger car and light truck electronic throttle control products represent a component of the Company’s continuing vehicle component segment, which consists of the manufacturing of electronic throttle controls primarily for trucks and other vehicles.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended June 30, 2003 and for the year ended September 30, 2002 reflect adjustments as if the transaction had taken place at the beginning of each period. The unaudited condensed consolidated balance sheet as of June 30, 2003 reflects adjustments as if the transaction occurred on June 30, 2003.

Certain pro forma adjustments described in the accompanying notes are based on estimates and various assumptions that Williams believes are reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Williams financial statements, including the notes thereto, as of and for the nine months ended June 30, 2003, and the related Management’s Discussion & Analysis of Financial Condition and Results of Operations, contained in its Form 10-Q for the nine months ended June 30, 2003, as well as the financial statements, including the notes thereto, for the year ended September 30, 2002, and the related Management’s Discussion & Analysis of Financial Condition and Results of Operations, contained in its Form 10-K/A for the year ended September 30, 2002.

WILLIAMS CONTROLS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2003
(In thousands)

Assets	As Reported	Pro Forma Adjustments		Pro Forma

Current assets
Cash and cash equivalents	$ 860	$ 980	(a) (b)	$ 1,840
Trade and other accounts receivable, net	8,022	(1,498)	(a)	6,524
Inventories, net	5,532	(1,099)	(a)	4,433
Prepaid expenses and other current assets	711	(88)	(a)	623

Total current assets	15,125	(1,705)		13,420
Property, plant and equipment, net	10,201	(4,306)	(a)	5,895
Other assets, net	346	--		346

Total assets	$ 25,672	$(6,011)		$ 19,661

Liabilities and Shareholders' Deficit

Current liabilities
Accounts payable	$ 4,137	$ (307)	(a)	$ 3,830
Accrued expenses	6,054	(204)	(a)	5,850
Current portion of long-term debt and capital leases	4,991	(4,573)	(b)	418
Total current liabilities	15,182	(5,084)		10,098

Long-term debt and capital lease obligations	935	(457)	(b)	478
Employee benefit obligations	7,571	--		7,571
Mandatory redeemable Convertible Series B Preferred Stock, net	14,986	--		14,986

Commitments and contingencies

Shareholders' deficit
Preferred stock
Series A-1	1	--		1
Series A	--	--		--
Common stock	201	--		201
Additional paid-in capital	23,687	--		23,687
Accumulated deficit	(32,489)	(470)	(a)	(32,959)
Treasury stock	(377)	--		(377)
Other comprehensive loss - Pension liability adjustment	(4,025)	--		(4,025)

Total shareholders' deficit	(13,002)	(470)		(13,472)

Total liabilities and shareholders' deficit	$ 25,672	$(6,011)		$ 19,661

See notes to unaudited pro forma condensed consolidated balance sheet and statements of operations.

WILLIAMS CONTROLS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED JUNE 30, 2003
(In thousands, except per share data)

	As Reported	Pro Forma Adjustments		Pro Forma
Net sales	$ 37,919	$ (3,307)	(c)	$34,612
Cost of sales	29,763	(4,411)	(c)	25,352

Gross margin	8,156	1,104		9,260

Operating expenses
Research and development	2,726	(1,002)	(c)	1,724
Selling	1,060	(302)	(c)	758
Administration	3,654	(685)	(c)	2,969
Gain on settlement with customer	(951)	--		(951)

Total operating expenses	6,489	(1,989)		4,500

Income from continuing operations	1,667	3,093		4,760

Other (income) expenses:
Interest income	(23)	--		(23)
Interest expense	426	(134)	(b)	292
Other (income) expense, net	(160)	--		(160)

Total other (income) expenses	243	(134)		109

Income from continuing operations before income taxes	1,424	3,227		4,651
Income tax benefit (e)	300	--		300

Net income from continuing operations	$ 1,724	$ 3,227		$ 4,951

Income (loss) per common share from continuing operations - basic (d)	$ (0.01)	$ 0.16		$ 0.15

Weighted average shares used in per share calculation - basic	20,103	20,103		20,103

Income (loss) per common share from continuing operations - diluted (d)	$ (0.01)	$ 0.06		$ 0.09

Weighted average shares used in per share calculation - diluted	20,103	53,512		53,512

See notes to unaudited pro forma condensed consolidated balance sheet and statements of operations.

WILLIAMS CONTROLS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED SEPTEMBER 30, 2002
(In thousands, except per share data)

	As Reported	Pro Forma Adjustments		Pro Forma
Net sales	$ 52,504	$ (5,109)	(c)	$ 47,395
Cost of sales	37,890	(5,072)	(c)	32,818

Gross margin	14,614	(37)		14,577
Operating expenses
Research and development	3,549	(1,266)	(c)	2,283
Selling	1,349	(424)	(c)	925
Administration	6,786	(1,494)	(c)	5,292
Loss on impairment of investment - Ajay	3,565	--		3,565

Total operating expenses	15,249	(3,185)		12,064

Income (loss) from continuing operations	(635)	3,148		2,513

Other (income) expenses:
Interest expense	1,651	(360)	(b)	1,291
Other (income) expense, net	190	--		190

Total other (income) expenses	1,841	(360)		1,481

Income (loss) from continuing operations before income taxes	(2,476)	3,508		1,032
Income tax benefit (e)	131	--		131

Net income (loss) from continuing operations	$ (2,345)	$ 3,508		$ 1,163

Income (loss) per common share from continuing operations - basic (d)	$ (0.15)	$ 0.18		$ 0.03

Weighted average shares used in per share calculation - basic	19,928	19,928		19,928

Income (loss) per common share from continuing operations - diluted (d)	$ (0.15)	$ 0.16		$ 0.02

Weighted average shares used in per share calculation - diluted	19,928	22,362		22,362

See notes to unaudited pro forma condensed consolidated balance sheet and statements of operations.

WILLIAMS CONTROLS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF June 30, 2003
AND STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED June 30, 2003
AND FOR THE YEAR ENDED September 30, 2002
(In thousands)

a)

To record disposition of assets sold, liabilities assumed by buyer, and loss on net assets sold. The net proceeds from the sale were approximately $6,010 after transaction costs of $708 and would have resulted in a loss of $470 at June 30, 2003.

b)	To record repayment of outstanding bank debt with proceeds received from transaction and related interest expense effects.

c)

To reflect the elimination of net sales and cost of sales of the passenger car and light truck ETC products and estimated other costs associated with these products. The Company has made an estimate of pro forma adjustments of other costs based on what management believes to be reasonable estimates of such costs to be eliminated.

d)

Income (loss) per share from continuing operations includes the effect of preferred dividends and other adjustments related to preferred stock. Pro forma income per share from continuing operations include the effect of dilutive securities.

e)

The Company has net operating loss carryforwards for tax purposes and has provided a full valuation allowance on the related deferred tax assets. Accordingly, no income taxes have been provided on the pro forma income from continuing operations as such income would be offset by the net operating loss carryforwards